 EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy’s See-Through SolarWindow™ Estimated to Generate Ten-Fold Greater Electrical Energy & Environmental Benefits Over Today’s Rooftop Solar

Columbia, Md. - June 3, 2014 - New Energy Technologies, Inc. (OTCQB: NENE), developer of see-through SolarWindow™ coatings capable of generating electricity on glass and flexible plastics, today released first-ever power modeling estimates of its SolarWindow™ prototype modules. Engineers estimate that SolarWindow™ modules could conservatively produce at least ten times the electrical energy of conventional rooftop photovoltaic (PV) systems, and in some instances, exceed power performance by as much as 50-fold. SolarWindow™ modules could also eliminate the equivalent carbon dioxide (CO2) emissions produced by vehicles driving more than 2 million miles per year.

Recently, New Energy’s largest, high-performance SolarWindow™ module set a new “certified” record for generating electricity while remaining see-through; SolarWindow™ high-performance prototype produced over 50 percent greater power than prior attempts publicized by others of comparable organic photovoltaic (OPV) prototype device architecture, size and design.
Using the independently tested and certified power production data for its SolarWindow™ modules from the U.S. Department of Energy’s National Renewable Energy Laboratory (NREL), Company engineers have since developed a model for estimating the amount of electrical energy and environmental benefits SolarWindow™ prototype modules may provide.

Key to typical Solar PV Technologies referenced in the Charts: CIGS: Copper Indium Gallium Selenide; CdTe: Cadmium Telluride; CIS: Copper Indium Selenide; A-Si: Amorphous Silicon; Mono C-Si: Monocrystalline Silicon; Poly C-Si: Polycrystalline Silicon, and; H&A-Si: Hybrid Monocrystalline & Amorphous Silicon.

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In every instance where New Energy’s high-performance prototype SolarWindow™ modules have been modeled for performance against today’s typical rooftop solar PV module systems, the modeling estimates show significantly greater generation of electrical energy and multiple-fold environmental benefits.

By way of illustration, the Company model estimates show that when installed on all four sides of a 50-story building in:

•	Phoenix, Arizona – SolarWindow™ modules could generate enough electricity to power 130 homes each year. Today’s rooftop systems could only produce enough for 3 to 11 homes per year.
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Amarillo, Texas – SolarWindow™ modules could provide the equivalent of avoiding the CO2 emissions produced by vehicles driving over 2.2 million miles each year. Today’s rooftop systems could only avoid the equivalent CO2 emissions produced from 49,000 to 180,000 miles of vehicle miles per year.

•	Miami, Florida - SolarWindow™ modules could generate over 1.3 million kWh (kilowatt hours) of energy. Today’s rooftop systems could only generate from 28,000 to 102,000 kWh.
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Denver, Colorado – SolarWindow™ modules could provide the equivalent reductions in CO2 emissions produced by as much as 770 acres of forest sequestering CO2. Today’s rooftop systems could only provide the equivalent CO2 reductions produced by 20 to 70 acres of forest sequestering CO2.

(New Energy’s summary estimates are rounded. View actual model estimates at: www.newenergytechnologiesinc.com/powermodel.)

“High power output and meaningful environmental benefits are among the most important drivers for our potential commercial customers, strategic partners, and end consumers”, explained Mr. John Conklin, President and CEO of New Energy Technologies, Inc. “We now have a model that estimates SolarWindow™ module performance in these key areas, and compares these estimates to today’s conventional rooftop solar PV module systems.”

“Importantly, we’ve long believed in the electrical power production and environmental benefits of applying our see-through SolarWindow™ coatings to the many acres of glass windows on all four sides of commercial tall towers and skyscrapers, rather than relying on limited rooftop space available for today’s conventional solar PV rack-mounted systems. Our decision to pursue vast glass surfaces on buildings to create environmentally friendly energy producing power plants shows its benefits in our latest modeled estimates.”

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Today’s modeled estimates were developed exclusively by New Energy Technologies’ engineers and researchers. The Company’s internal teams modeled their calculations based on results of independent testing and certification of its record-setting SolarWindow™ high-performance modules by the NREL Device Performance Measurement Laboratory. The Device Performance group is one of only two laboratories in the world to hold an International Organization for Standardization (ISO) 17025 accreditation for primary reference cell and secondary module calibration, in addition to accreditation for secondary reference cell calibration under American Society for Testing Materials (ASTM) and International Electrotechnical Commission (IEC) standards.

SolarWindow™ is currently under development for eventual commercial deployment in the estimated 80 million detached homes in America and more than five million commercial buildings. The technology is the subject of 42 patent filings, and researchers are on track to advance SolarWindow™ towards full-scale commercial manufacturability – a near-term goal.

To view photographs of New Energy’s latest high performance SolarWindow™ modules, click here.

New Energy Technologies' Proprietary Power Production Model (Power Model) uses Photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 3600 building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide (CO2) equivalents. Actual power, energy production and CO2 equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•	MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 59 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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•	SolarWindow™ technologies, which generates electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing. New Energy’s SolarWindow™ is the subject of 42 patent applications.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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